EXHIBIT 10.2

COGNIZANT TECHNOLOGY SOLUTIONS CORPORATION
2017 INCENTIVE AWARD PLAN
RESTRICTED STOCK UNIT AWARD GRANT NOTICE
Cognizant Technology Solutions Corporation, a Delaware corporation (the “Company”), pursuant to its 2017 Incentive Award Plan, as amended from time to time (the “Plan”), hereby grants to the holder listed below (“Participant”) the number of Restricted Stock Units (the “RSUs”) set forth below. The RSUs are subject to the terms and conditions set forth in this Restricted Stock Unit Award Grant Notice (the “Grant Notice”), the Restricted Stock Unit Award Agreement attached hereto as Exhibit A (the “Agreement”) the Plan and the special provisions for Participant’s country of residence, if any, attached hereto as Exhibit B (the “Foreign Appendix”), each of which is incorporated herein by reference. Unless otherwise defined herein, the terms defined in the Plan shall have the same defined meanings in this Grant Notice and the Agreement.

Participant:
Grant Date:
Number of RSUs:
Type of Shares Issuable:
Vesting Schedule:
To accept the award of RSUs, Participant shall log into Participant’s online brokerage account established at the Company-designated brokerage firm for Participant’s awards under the Plan and follow the procedure set forth on the brokerage firm’s website to accept the terms of this award. In addition, Participant shall cause his or her spouse, civil union partner or registered domestic partner, if any, to execute the spousal consent on such website. Currently, the Company-designated brokerage firm is E*TRADE and the applicable website is www.etrade.com.
If Participant fails to follow the procedure set forth in the preceding paragraph, and does not notify the Company within thirty (30) days following the Grant Date that Participant does not wish to accept the award of RSUs, then Participant will be deemed to have accepted the award of RSUs, and agreed to be bound by the terms of the Plan, the Grant Notice, the Agreement and the Foreign Appendix.
By Participant’s acceptance of this award of RSUs, Participant agrees to be bound by the terms and conditions of the Plan, the Agreement, the Grant Notice and the Foreign Appendix. Participant has reviewed the Agreement, the Plan, the Grant Notice and the Foreign Appendix in their entirety, has had an opportunity to obtain the advice of counsel prior to executing the Grant Notice and fully understands all provisions of the Grant Notice, the Agreement, the Foreign Appendix and the Plan. Participant hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Administrator upon any questions arising under the Plan, the Grant Notice, the Agreement or the Foreign Appendix.

COGNIZANT TECHNOLOGY SOLUTIONS CORPORATION
By:
Print Name:
Title:

EXHIBIT A
TO RESTRICTED STOCK UNIT AWARD GRANT NOTICE
RESTRICTED STOCK UNIT AWARD AGREEMENT
Pursuant to the Grant Notice to which this Agreement is attached, the Company has granted to Participant the number of RSUs set forth in the Grant Notice.
ARTICLE I.
GENERAL
1.1    Incorporation of Terms of Plan and the Foreign Appendix. The RSUs are subject to the terms and conditions set forth in this Agreement, the Plan and the Foreign Appendix, if applicable, each of which is incorporated herein by reference. In the event of any inconsistency between the Plan and this Agreement, the terms of the Plan shall control.
ARTICLE II.
AWARD OF RESTRICTED STOCK UNITS AND DIVIDEND EQUIVALENTS
2.1    Award of RSUs and Dividend Equivalents.
(a)    In consideration of Participant’s past and/or continued employment with or service to any member of the Company and its Subsidiaries (the “Company Group”) (each such member, a “Company Group Member”) and for other good and valuable consideration, effective as of the grant date set forth in the Grant Notice (the “Grant Date”), the Company has granted to Participant the number of RSUs set forth in the Grant Notice, upon the terms and conditions set forth in the Grant Notice, the Plan, this Agreement and the Foreign Appendix, if applicable, subject to adjustment as provided in Section 13.2 of the Plan. Each RSU represents the right to receive one Share. However, unless and until the RSUs have vested, Participant will have no right to the payment of any Shares subject thereto. Prior to the actual delivery of any Shares, the RSUs will represent an unsecured obligation of the Company, payable only from the general assets of the Company.
(b)    The Company hereby grants to Participant an Award of Dividend Equivalents with respect to each RSU granted pursuant to the Grant Notice for all ordinary and extraordinary cash dividends that are paid to all or substantially all holders of the outstanding Shares with a record date that occurs between the Grant Date and the date when the applicable RSU is distributed or paid to Participant or is forfeited or expires. The Dividend Equivalents for each RSU shall have a value equal to the amount of cash that is paid as a dividend on one Share. The Dividend Equivalents shall be credited to a book account for Participant in the form of cash unless the Administrator determines to cause the Dividend Equivalents to be reinvested in additional RSUs as of the date of payment of any such dividend based on the Fair Market Value of a Share on such date. The Dividend Equivalents and any amounts that may become payable in respect thereof shall be treated separately from the RSUs and the rights arising in connection therewith for purposes of Section 409A.

2.2    Vesting of RSUs and Dividend Equivalents.
(a)    Subject to Participant’s continued employment with or service to a Company Group Member on each applicable vesting date and subject to Section 3.8 and Section 3.15, the RSUs shall vest in such amounts and at such times as are set forth in the Grant Notice. Any Dividend Equivalents provided pursuant to Section 2.1(b) hereof shall vest whenever the underlying RSU to which such Dividend Equivalents relate vests.
(b)    Unless otherwise determined by the Administrator or as set forth in a written agreement between Participant and the Company, any RSUs and Dividend Equivalents that have not become vested on or prior to the date of Participant’s Termination of Service (including, without limitation, pursuant to any employment or similar agreement by and between Participant and the Company) shall be forfeited on the date of Participant’s Termination of Service and shall not thereafter become vested.
2.3    Distribution or Payment of RSUs and Dividend Equivalents.
(a)    Participant’s RSUs (including any Dividend Equivalents reinvested in RSUs) shall be distributed in Shares (either in book-entry form or otherwise) and any Dividend Equivalents credited in the form of cash shall be distributed in cash, in each case as soon as administratively practicable following the vesting of the applicable RSU and Dividend Equivalent pursuant to Section 2.2, but in no event later than the close of the calendar year in which such vesting date occurs or (if later) the fifteenth day of the third calendar month following such vesting date (for the avoidance of doubt, this deadline is intended to comply with the “short-term deferral” exemption from Section 409A). Notwithstanding the foregoing, the Company may delay a distribution or payment in settlement of RSUs and Dividend Equivalents if it reasonably determines that such payment or distribution will violate Federal securities laws or any other Applicable Law, provided that such distribution or payment shall be made at the earliest date at which the Company reasonably determines that the making of such distribution or payment will not cause such violation, as required by Proposed Treasury Regulation Section 1.409A-1(b)(4)(ii), and provided further that no payment or distribution shall be delayed under this Section 2.3(a) if such delay will result in a violation of Section 409A.
(b)    All distributions of Shares shall be made by the Company in the form of whole Shares, and to the extent that the total number of Shares to be issued in connection with any distribution would otherwise result in a fractional Share, such total number of Shares shall be rounded down to the next whole Share and the number of Shares to be issued in connection with the final vesting date set forth in the Grant Notice (if any of the RSUs vest on such date) shall equal, subject to the rounding convention described in this Section 2.3(b), the excess of (i) the total number of Shares underlying Participant’s RSUs over (ii) the whole number of Shares issued in connection with prior vesting dates.
2.4    Conditions to Issuance of Certificates. The Company shall not be required to issue or deliver any certificate or certificates for any Shares or to cause any Shares to be held in book-entry form prior to the fulfillment of all of the following conditions: (a) the admission of the Shares to listing on all stock exchanges on which such Shares are then listed, (b) the completion of any registration or other qualification of the Shares under any state or federal law or under rulings or regulations of the Securities and Exchange Commission or other governmental regulatory body, that the Administrator shall, in its absolute discretion, deem necessary or advisable, and (c) the obtaining of any approval or other clearance from any state or federal governmental agency that the Administrator shall, in its absolute discretion, determine to be necessary or advisable.
2.5    Tax Withholding. Notwithstanding any other provision of this Agreement:

(a)    The Company Group has the authority to deduct or withhold, or require Participant to remit to the applicable Company Group Member, an amount sufficient to satisfy any applicable federal, state, local and foreign taxes required by Applicable Law to be withheld with respect to any taxable event arising pursuant to this Agreement. The Company Group may withhold or Participant may make such payment in one or more of the forms specified below:
(i)    by cash or check made payable to the Company Group Member with respect to which the withholding obligation arises;
(ii)    by the deduction of such amount from any cash payments payable pursuant to the Dividend Equivalents or any other compensation payable to Participant;
(iii)    with respect to any withholding taxes arising in connection with the distribution of the RSUs, until such time as the Company provides Participant with written or electronic notice that such method of withholding taxes is not permitted, by withholding a net number of Shares otherwise issuable pursuant to the RSUs having a then current Fair Market Value not exceeding the amount necessary to satisfy the withholding obligation of the Company Group based on the maximum statutory withholding rates in Participant’s applicable jurisdictions for federal, state, local and foreign income tax and payroll tax purposes that are applicable to such taxable income;
(iv)    with respect to any withholding taxes arising in connection with the distribution of the RSUs, with the consent of the Administrator, by tendering to the Company vested Shares held for such period of time as may be required by the Administrator in order to avoid adverse accounting consequences and having a then current Fair Market Value not exceeding the amount necessary to satisfy the withholding obligation of the Company Group based on the maximum statutory withholding rates in Participant’s applicable jurisdictions for federal, state, local and foreign income tax and payroll tax purposes that are applicable to such taxable income;
(v)    with respect to any withholding taxes arising in connection with the distribution of the RSUs, through the delivery of a notice that Participant has placed a market sell order with a broker acceptable to the Company with respect to Shares then issuable to Participant pursuant to the RSUs, and that the broker has been directed to pay a sufficient portion of the net proceeds of the sale to the Company Group Member with respect to which the withholding obligation arises in satisfaction of such withholding taxes; provided that payment of such proceeds is then made to the applicable Company Group Member at such time as may be required by the Administrator, but in any event not later than the settlement of such sale; or
(vi)    in any combination of the foregoing.
(b)    With respect to any withholding taxes arising in connection with the RSUs or the Dividend Equivalents, in the event Participant fails to provide timely payment of all sums required pursuant to Section 2.5(a), the Company shall have the right and option, but not the obligation, to treat such failure as an election by Participant to satisfy all or any portion of Participant’s required payment obligation pursuant to Section 2.5(a)(ii) or Section 2.5(a)(iii) above, or any combination of the foregoing as the Company may determine to be appropriate. The Company shall not be obligated to deliver any certificate representing Shares issuable with respect to the RSUs to, or to cause any such Shares to be held in book-entry form by, Participant or his or her legal representative, or to pay to Participant any cash with respect to any Dividend Equivalents, unless and until Participant or his or her legal representative shall have paid or otherwise satisfied in full the amount of all federal, state, local and foreign taxes applicable with respect to the taxable income of Participant resulting from the vesting or settlement of the RSUs, the payment of any cash with respect to the Dividend Equivalents or any other taxable event related to the RSUs or the Dividend Equivalents.

(c)    In the event any tax withholding obligation arising in connection with the RSUs will be satisfied under Section 2.5(a)(iii), then the Company may elect to instruct any brokerage firm determined acceptable to the Company for such purpose to sell on Participant’s behalf a whole number of Shares from those Shares then issuable to Participant pursuant to the RSUs as the Company determines to be appropriate to generate cash proceeds sufficient to satisfy the tax withholding obligation and to remit the proceeds of such sale to the Company Group Member with respect to which the withholding obligation arises. Participant’s acceptance of this Award constitutes Participant’s instruction and authorization to the Company and such brokerage firm to complete the transactions described in this Section 2.5(c), including the transactions described in the previous sentence, as applicable. The Company may refuse to issue any Shares in settlement of the RSUs to Participant until the foregoing tax withholding obligations are satisfied, provided that no payment shall be delayed under this Section 2.5(c) if such delay will result in a violation of Section 409A.
(d)    Participant is ultimately liable and responsible for, and, to the extent permitted by Applicable Law, agrees to indemnify and keep indemnified the Company Group from, all taxes and social security or national insurance contributions owed in connection with the RSUs and any Dividend Equivalents (including the grant or vesting of the RSUs or Dividend Equivalents or the acquisition or disposal of any Shares), regardless of any action any Company Group Member takes with respect to any tax withholding obligations that arise in connection with the RSUs or the Dividend Equivalents. Participant shall pay any taxes or other amounts that are required by the laws of a jurisdiction in which Participant is subject to taxation to be paid by the Company Group with respect to the grant, vesting or settlement of the RSUs or Dividend Equivalents or the issuance of Shares or cash thereunder, to the extent those taxes or other amounts are permitted to be passed through to the Participant under Applicable Law. No Company Group Member makes any representation or undertaking regarding the treatment of any tax withholding in connection with the awarding, vesting or payment of the RSUs or Dividend Equivalents or the subsequent sale of Shares. The Company Group does not commit and is under no obligation to structure the RSUs or Dividend Equivalents to reduce or eliminate Participant’s tax liability.
2.6    Rights as Stockholder. Neither Participant nor any person claiming under or through Participant will have any of the rights or privileges of a stockholder of the Company in respect of any Shares deliverable hereunder unless and until certificates representing such Shares (which may be in book-entry form) will have been issued and recorded on the records of the Company or its transfer agents or registrars and delivered to Participant (including through electronic delivery to a brokerage account). Except as otherwise provided herein, after such issuance, recordation and delivery, Participant will have all the rights of a stockholder of the Company with respect to such Shares, including, without limitation, the right to receipt of dividends and distributions on such Shares.
ARTICLE III.
OTHER PROVISIONS
3.1    Administration. The Administrator shall have the power to interpret the Plan, the Grant Notice, this Agreement and the Foreign Appendix, if applicable, and to adopt such rules for the administration, interpretation and application of the Plan, the Grant Notice, this Agreement and the Foreign Appendix, as applicable, as are consistent therewith and to interpret, amend or revoke any such rules. All actions taken and all interpretations and determinations made by the Administrator will be final and binding upon Participant, the Company and all other interested persons. To the extent allowable pursuant to Applicable Law, no member of the Committee or the Board will be personally liable for any action, determination or interpretation made with respect to the Plan, the Grant Notice, this Agreement or the Foreign Appendix, as applicable.

3.2    RSUs and Dividend Equivalents Not Transferable. The RSUs and the Dividend Equivalents may not be sold, pledged, assigned or transferred in any manner other than by will or the laws of descent and distribution, unless and until the Shares underlying the RSUs have been issued, and all restrictions applicable to such Shares have lapsed. The RSUs may not be hedged, including (without limitation) any short sale or any acquisition or disposition of any put or call option or other instrument tied to the value of the RSUs or the underlying Shares. None of the RSUs, the Dividend Equivalents or any interest or right therein or part thereof shall be liable for the debts, contracts or engagements of Participant or his or her successors in interest or shall be subject to disposition by transfer, alienation, anticipation, pledge, encumbrance, assignment or any other means whether such disposition be voluntary or involuntary or by operation of law by judgment, levy, attachment, garnishment or any other legal or equitable proceedings (including bankruptcy), and any attempted disposition thereof shall be null and void and of no effect, except to the extent that such disposition is permitted by the preceding sentence. Notwithstanding the foregoing, with the consent of the Administrator, the RSUs and the Dividend Equivalents may be transferred to Permitted Transferees pursuant to any conditions and procedures the Administrator may require; provided that the RSUs and the Dividend Equivalents may not be transferred for value or consideration. Participant may direct the Company to record the ownership of any Shares underlying the RSUs that vest and become issuable hereunder in the name of a revocable living trust established for the exclusive benefit of Participant or Participant and his or her spouse. Participant may make such a beneficiary designation or ownership directive at any time by filing the appropriate form with the Administrator.
3.3    Adjustments. The Administrator may accelerate the vesting of all or a portion of the RSUs or Dividend Equivalents in such circumstances as it, in its sole discretion, may determine. Participant acknowledges that the RSUs and the Shares subject to the RSUs are subject to adjustment, modification and termination in certain events as provided in this Agreement and the Plan, including Section 13.2 of the Plan.
3.4    Notices. Any notice required to be given or delivered to the Company under the terms of this Agreement shall be delivered electronically through the procedure set forth on the website maintained by the Company-designated brokerage firm for Awards under the Plan or in writing and addressed to the Company at its principal corporate offices. Any notice required to be given or delivered to Participant shall be delivered electronically or in writing addressed to Participant at the most recent address on file with the Company for Participant. All notices shall be deemed effective upon personal or electronic delivery or upon deposit in the U.S. mail, postage prepaid and properly addressed to the party to be notified.
3.5    Titles. Titles are provided herein for convenience only and are not to serve as a basis for interpretation or construction of this Agreement.
3.6    Governing Law. The laws of the State of Delaware shall govern the interpretation, validity, administration, enforcement and performance of the terms of this Agreement regardless of the law that might be applied under principles of conflicts of laws.
3.7    Conformity to Securities Laws. Participant acknowledges that the Plan, the Grant Notice, this Agreement and the Foreign Appendix, as applicable, are intended to conform to the extent necessary with all Applicable Laws, including, without limitation, the provisions of the Securities Act and the Exchange Act, and any and all regulations and rules promulgated thereunder by the Securities and Exchange Commission and state securities laws and regulations. Notwithstanding anything herein to the contrary, the Plan shall be administered, and the RSUs and Dividend Equivalents are granted and may be settled, only in such a manner as to conform to Applicable Law. To the extent permitted by Applicable Law, the Plan, the Grant Notice, this Agreement and the Foreign Appendix, if applicable, shall be deemed amended to the extent necessary to conform to Applicable Law.

3.8    Amendment, Suspension and Termination. To the extent permitted by the Plan, this Agreement may be wholly or partially amended or otherwise modified, suspended or terminated at any time or from time to time by the Administrator or the Board, provided that, except as may otherwise be provided by the Plan, no amendment, modification, suspension or termination of this Agreement shall adversely affect the RSUs or the Dividend Equivalents in any material way without the prior written consent of Participant.
3.9    Successors and Assigns. The Company may assign any of its rights under this Agreement to single or multiple assignees, and this Agreement shall inure to the benefit of the successors and assigns of the Company. Subject to the restrictions on transfer set forth in Section 3.2 and the Plan, this Agreement shall be binding upon and inure to the benefit of the heirs, legatees, legal representatives, successors and assigns of the parties hereto.
3.10    Limitations Applicable to Section 16 Persons. Notwithstanding any other provision of the Plan or this Agreement, if Participant is subject to Section 16 of the Exchange Act, the Plan, the RSUs, the Grant Notice, this Agreement and the Foreign Appendix, if applicable, shall be subject to any additional limitations set forth in any applicable exemptive rule under Section 16 of the Exchange Act (including any amendment to Rule 16b-3 of the Exchange Act) that are requirements for the application of such exemptive rule. To the extent permitted by Applicable Law, this Agreement shall be deemed amended to the extent necessary to conform to such applicable exemptive rule.
3.11    Not a Contract of Employment. Nothing in this Agreement or in the Plan shall confer upon Participant any right to continue to serve as an employee or other service provider of any Company Group Member or shall interfere with or restrict in any way the rights of the Company Group, which rights are hereby expressly reserved, to discharge or terminate the services of Participant at any time for any reason whatsoever, with or without cause, except to the extent expressly provided otherwise in a written agreement between a Company Group Member and Participant.
3.12    Acknowledgment of Nature of Plan and RSUs. In accepting the RSUs, Participant acknowledges that:
(a)    the award of the RSUs (and the Shares subject to the RSUs) and the Dividend Equivalents (and any cash subject to the Dividend Equivalents) the Company is making under the Plan is unilateral and discretionary and will not give rise to any future obligation on the Company to make further Awards under the Plan to the Participant;
(b)    for labor law purposes, subject to Applicable Law, the RSUs (and the Shares subject to the RSUs) and the Dividend Equivalents (and any cash subject to the Dividend Equivalents) are not part of normal or expected wages or salary for any purposes, including, but not limited to, calculation of any severance, resignation, termination, redundancy, dismissal, end of service payments, bonuses, holiday pay, long-service awards, pension or retirement benefits or similar payments and in no event should be considered as compensation for, or relating in any way to, past services for any Company Group Member or any affiliate thereof;
(c)    Participant is voluntarily participating in the Plan;
(d)    the RSUs (and the Shares subject to the RSUs) and the Dividend Equivalents (and any cash subject to the Dividend Equivalents) are not intended to replace any pension rights or compensation;
(e)    none of the RSUs, the Dividend Equivalents or any provision of this Agreement, the Plan or the policies adopted pursuant to the Plan confer upon Participant any right with respect to employment or continuation of current employment and shall not be interpreted to form an employment contract or relationship with any Company Group Member or any affiliate thereof, and any modification of the Plan or the Agreement or its termination shall not constitute a change or impairment of the terms and conditions of employment;

(f)    the future value of the underlying Shares is unknown and cannot be predicted with certainty. If the RSUs vest and Participant obtains Shares, the value of the Shares acquired may increase or decrease in value; and
(g)    in consideration of the grant of the RSUs hereunder, no claim or entitlement to compensation or damages arises from termination of the RSUs, and no claim or entitlement to compensation or damages shall arise from forfeiture of the RSUs resulting from termination of Participant’s employment by any Company Group Member or any affiliate thereof (for any reason whatsoever and whether or not in breach of local labor laws) and Participant irrevocably releases each Company Group Member from any such claim that may arise; if, notwithstanding the foregoing, any such claim is found by a court of competent jurisdiction to have arisen, Participant shall be deemed irrevocably to have waived Participant’s entitlement to pursue such claim.
3.13    Consent to Personal Data Processing and Transfer. By acceptance of the RSUs, Participant acknowledges and consents to the collection, use, processing and transfer of personal data as described below. The Company Group holds certain personal information, including Participant’s name, home address and telephone number, date of birth, social security number or other employee tax identification number, employment history and status, salary, nationality, job title, and any equity compensation grants or Shares awarded, cancelled, purchased, vested, unvested or outstanding in Participant’s favor, for the purpose of managing and administering the Plan (“Data”). Participant is aware that providing the Company with Participant’s Data is necessary for the performance of this Agreement and that Participant’s refusal to provide such Data would make it impossible for the Company to perform its contractual obligations and may affect Participant’s ability to participate in the Plan. The Company Group will transfer Data to third parties in the course of its or their business, including for the purpose of assisting the Company in the implementation, administration and management of the Plan. However, from time to time and without notice, the Company Group may retain additional or different third parties for any of the purposes mentioned. The Company Group may also make Data available to public authorities where required under Applicable Law. Such recipients may be located in the jurisdiction which Participant is based or elsewhere in the world, which Participant separately and expressly consents to, accepting that outside the jurisdiction which Participant is based, data protection laws may not be as protective as within. Participant hereby authorizes the Company Group and all such third parties to receive, possess, use, retain, process and transfer Data, in electronic or other form, in the course of the Company Group’s business, including for the purposes of implementing, administering and managing participation in the Plan, and including any requisite transfer of such Data as may be required for the administration of the Plan on behalf of Participant to a third party to whom Participant may have elected to have payment made pursuant to the Plan. Participant understands that he or she may request a list with the names and addresses of any potential recipients of Data by contacting Participant’s local human resources representative. Participant may, at any time, review Data, require any necessary amendments to it or withdraw the consent herein in writing by contacting the Company through its local human resources representative; however, withdrawing the consent may affect Participant’s ability to participate in the Plan and receive the benefits intended by these RSUs. Data will only be held as long as necessary to implement, administer and manage Participant’s participation in the Plan and any subsequent claims or rights.
3.14    Entire Agreement. The Plan, the Grant Notice, this Agreement and the Foreign Appendix, if applicable, constitute the entire agreement of the parties and supersede in their entirety all prior undertakings and agreements of the Company and Participant with respect to the subject matter hereof.
3.15    Section 409A. This Award is not intended to constitute “nonqualified deferred compensation” within the meaning of Section 409A. However, notwithstanding any other provision of the Plan, the Grant Notice or this Agreement, if at any time the Administrator determines that this Award (or any portion thereof) may be subject to Section 409A, the Administrator shall have the right in its sole discretion (without any obligation to do so or to indemnify

Participant or any other person for failure to do so) to adopt such amendments to the Plan, the Grant Notice, this Agreement or the Foreign Appendix, or adopt other policies and procedures (including amendments, policies and procedures with retroactive effect), or take any other actions, as the Administrator determines are necessary or appropriate for this Award either to be exempt from the application of Section 409A or to comply with the requirements of Section 409A.
3.16    Agreement Severable. In the event that any provision of the Grant Notice, this Agreement or the Foreign Appendix, if applicable, is held invalid or unenforceable, such provision will be severable from, and such invalidity or unenforceability will not be construed to have any effect on, the remaining provisions of the Grant Notice or this Agreement.
3.17    Limitation on Participant’s Rights. Participation in the Plan confers no rights or interests other than as herein provided. This Agreement creates only a contractual obligation on the part of the Company as to amounts payable and shall not be construed as creating a trust. Neither the Plan nor any underlying program, in and of itself, has any assets. Participant shall have only the rights of a general unsecured creditor of the Company with respect to amounts credited and benefits payable, if any, with respect to the RSUs and Dividend Equivalents.
3.18    Broker-Assisted Sales. In the event of any broker-assisted sale of Shares in connection with the payment of withholding taxes as provided in Section 2.5(a)(v) or Section 2.5(c): (a) any Shares to be sold through a broker-assisted sale will be sold on the day the tax withholding obligation arises or as soon thereafter as practicable; (b) such Shares may be sold as part of a block trade with other participants in the Plan in which all participants receive an average price; (c) Participant will be responsible for all broker’s fees and other costs of sale, and Participant agrees to indemnify and hold the Company harmless from any losses, costs, damages, or expenses relating to any such sale; (d) to the extent the proceeds of such sale exceed the applicable tax withholding obligation, the Company agrees to pay such excess in cash to Participant as soon as reasonably practicable; (e) Participant acknowledges that the Company or its designee is under no obligation to arrange for such sale at any particular price, and that the proceeds of any such sale may not be sufficient to satisfy the applicable tax withholding obligation; and (f) in the event the proceeds of such sale are insufficient to satisfy the applicable tax withholding obligation, Participant agrees to pay immediately upon demand to the Company Group Member with respect to which the withholding obligation arises an amount in cash sufficient to satisfy any remaining portion of the applicable Company Group Member’s withholding obligation.
* * * * *

EXHIBIT B
TO RESTRICTED STOCK UNIT AWARD GRANT NOTICE
SPECIAL PROVISIONS FOR RESTRICTED STOCK UNITS FOR PARTICIPANTS OUTSIDE THE U.S.

This Exhibit B (this “Appendix”) includes special terms and conditions applicable to Participants in the countries below. These terms and conditions are in addition to those set forth in the Restricted Stock Unit Award Agreement (the “Agreement”) and the Plan and to the extent there are any inconsistencies between these terms and conditions and those set forth in the Agreement, these terms and conditions shall prevail.
This Appendix also includes information relating to exchange control and other issues of which Participant should be aware with respect to his or her participation in the Plan. The information is based on the exchange control, securities and other laws in effect in the respective countries as of August 2016. Such laws are often complex and change frequently. As a result, the Company strongly recommends that Participant not rely on the information herein as the only source of information relating to the consequences of participation in the Plan because the information may be out of date at the time the RSU vests or Shares acquired under the Plan are sold.
In addition, the information is general in nature and may not apply to the particular situation of Participant, and the Company is not in a position to assure Participant of any particular result. Accordingly, Participant is advised to seek appropriate professional advice as to how the relevant laws in his or her country may apply to his or her situation. If Participant is a citizen or resident of a country other than the one in which he or she is currently working, the information contained herein may not be applicable to Participant.
The Participant should be aware that the tax consequences in connection with the grant of the RSU, the vesting of the RSU and the disposal of the resulting Shares vary from country to country and are subject to change from time to time and understand that the Participant may suffer adverse tax consequences as a result of the RSU and the Participant’s disposal of the Shares. By signing the Agreement the Participant acknowledges that he or she is not relying on the Company for tax advice and will seek his or her own tax advice as required.

AUSTRALIA

1.
Tax: In accepting the RSU, Participant acknowledges that any taxable gain at the date of grant or cessation, as appropriate, may result in an income and Medicare tax charge arising. Participant acknowledges and confirms that Participant is responsible for reporting and paying all taxes to the local tax authorities and that this will be undertaken by Participant on a timely basis.

2.
Securities Law Information: If Participant acquires Shares pursuant to the RSU and Participant offers the Shares for sale to a person or entity resident in Australia, the offer may be subject to disclosure requirements under Australian law. Participant should obtain legal advice on disclosure obligations prior to making any such offer.

3.
Exchange Control Information: Exchange control reporting is required for cash transactions exceeding AUD$10,000 and international fund transfers. The Australian bank assisting with the transaction will file the report. If there is no Australian bank involved in the transfer, Participant will be required to file the report.

BRAZIL

1.
Acknowledgment of Nature of Plan and RSU: In accepting this Agreement, Participant acknowledges that in the event of termination of Participant’s employment (whether or not in breach of local labor laws), Participant’s rights to unvested RSUs under the Plan, if any, will terminate effective as of the date that Participant is no longer actively employed and will not be extended by any notice period mandated under applicable local laws (e.g., active employment would not include a period of “garden leave” or notice period); the Committee shall have the exclusive discretion to determine when Participant is no longer actively employed for purposes of Participant’s RSUs.

2.
Exchange Control Information: If Participant is a resident or domiciled in Brazil, Participant will be required to submit an annual declaration of assets and rights held outside of Brazil to the Central Bank of Brazil if the aggregate value of such assets and rights is equal to or greater than the applicable statutory threshold from time to time. Please note that the threshold may be changed annually.

CANADA

1.
Termination of Service: For the purposes of this Agreement, Participant will be deemed to have experienced a Termination of Service when Participant is no longer providing active services to the Company and its Subsidiaries and affiliates; such date shall not be extended by any notice of termination period required to be provided under applicable local law.

2.	Special Provisions for Participants in Canada:

(a)    French Language Provision. The following provisions will apply if Participant is a resident of Quebec:
The parties acknowledge that it is their express wish that this Agreement, as well as all documents, notices and legal proceedings entered into, given or instituted pursuant hereto or relating directly or indirectly hereto, be drawn up in English.
Les parties reconnaissent avoir exigé la redaction en anglais de cette convention (“Agreement”), ainsi que de tous documents exécutés, avis donnés et procedures judiciaries intentées, directement ou indirectement, relativement a la présente convention.
(b)    The Company reserves the right to impose other requirements on this RSU and the Shares purchased upon vesting of this RSU, to the extent the Company determines it is necessary or advisable in order to comply with local laws or facilitate the administration of the Plan, and to require Participant to sign any additional agreements or undertakings that may be necessary to accomplish the foregoing.

CHINA

1.
Payment after Vesting: A Participant paying for all withholdings after vesting of the RSUs may be required to provide evidence that any currency used to pay the withholdings of any RSU was acquired and taken out of the jurisdiction in which such Participant resides in accordance with all applicable laws, including foreign exchange control laws and regulations.

2.
Settlement of RSUs and Sale of Shares: The Participant acknowledges and agrees that the Company shall, on behalf of the Participant, sell all Shares issuable to the Participant upon vesting of the RSUs. The Participant further agrees that the Company is authorized to instruct its designated broker to assist with the mandatory sale of such Shares (on the Participant’s behalf pursuant to this authorization) and the Participant expressly authorize the Company’s designated broker to complete the sale of such Shares. The Participant acknowledges that the Company’s designated broker is under no obligation to arrange for the sale of the Shares at any particular price. Upon the sale of the Shares, the Company agrees to pay the Participant the cash proceeds from the sale of the Shares, less any brokerage fees or commissions and subject to any or all income tax, social insurance, payroll tax, payment on account or other tax-related items related to the Participant’s participation in the Plan and legally applicable to the Participant. The Participant acknowledges that the Participant is not aware of any material nonpublic information with respect to the Company or any securities of the Company as of the date of this Agreement.

3.
Exchange Control Requirements: The Participant understands and agrees that, pursuant to local exchange control requirements, the Participant will be required to repatriate the cash proceeds from the sale of the Shares issued upon the settlement of the RSUs to China. The Participant further understands that, under applicable laws, such repatriation of the Participant’s cash proceeds may need to be effectuated through a special exchange control account established by the Company or the Participant’s employer, and the Participant hereby consents and agrees that any proceeds from the sale of any Shares the Participant acquires may be transferred to such special account prior to being delivered to the Participant. The Participant also understands that the Company will deliver the proceeds to the Participant as soon as possible, but there may be delays in distributing the funds to the Participant due to exchange control requirements in China. Proceeds may be paid to the Participant in U.S. dollars or local currency at the Company’s discretion. If the proceeds are paid to the Participant in U.S. dollars, the Participant will be required to set up a U.S. dollar bank account in China so that the proceeds may be deposited into this account. If the proceeds are paid to the Participant in local currency, the Company is under no obligation to secure any particular exchange conversion rate and the Company may face delays in converting the proceeds to local currency due to exchange control restrictions. The Participant further agrees to comply with any other requirements that may be imposed by the Company in the future in order to facilitate compliance with exchange control requirements in China.

The Participant fully understands that the offer of the RSUs has not been and will not be registered with or approved by the Financial Supervisory Commission of the Republic of China pursuant to relevant securities laws and regulations and the RSUs may not be offered or sold within the Republic of China through a public offering or in circumstances which constitute an offer within the meaning of the Securities and Exchange Law of the Republic of China that requires a registration or approval of the Financial Supervisory Commission of the Republic of China.

The Participant acknowledges and agrees that he or she may be required to do certain acts and/or execute certain documents in connection with the award of the RSUs, the settlement of the RSUs and the disposition of the Shares, including but not limited to obtaining foreign exchange approval for remittance of funds and other governmental approvals within the Republic of China. The Participant shall pay his/her own costs and expenses with respect to any event concerning a holder of the RSUs, or Shares settled thereby, arising as a result of the Plan.

CZECH REPUBLIC

1.
Public Offering. The Plan and Agreement have not been reviewed or approved by the Czech National Bank or any other Czech public authority and the Company relies on the exemption to publish a Prospectus under Act no. 256/2004 Coll., on Undertaking on Capital Markets, as amended.

2.
Exchange Control Information. Participant may be required to file a report with the Czech National Bank on acquisition of the Shares upon vesting of the RSU and the opening and maintenance of a foreign account. However, because exchange control regulations change frequently and without notice, Participant should consult his or her personal advisor before vesting of the RSU and before opening any foreign accounts in connection with the Plan to ensure compliance with current regulations. Participant is solely responsible for complying with applicable Czech exchange control laws.

DENMARK

1.
Forfeiture, Termination and Cancellation upon Termination of Services: Notwithstanding any contrary provision of this Agreement, upon the thirtieth (30th) day following Participant’s Termination of Services for any or no reason Agreement (except if the Participant is a Good Leaver as provided in Section 2 below), the then-unvested RSUs subject to this Agreement will be automatically forfeited, terminated and cancelled as of such date without payment of any consideration by the Company, and Participant, or Participant’s beneficiary or personal representative, as the case may be, shall have no further rights hereunder. Notwithstanding the foregoing and except as provided in Section 2 below, the Administrator may, in its sole discretion, terminate the then-unvested RSUs subject to this Agreement at any time during the period of time commencing upon Participant’s Termination of Services and the thirtieth (30th) day following such Termination of Services and such RSUs shall be forfeited, terminated and cancelled as of such date without payment of any consideration by the Company. For the avoidance of doubt, except as otherwise provided by the Administrator, no RSUs shall vest following Participant’s Termination of Services except as provided in Section 2 below.

2.
Danish Act on Exercise of Options or Subscription Rights for Shares etc. in Employment Relationship: If the Participant is an Employee but not a managing director of a Danish Subsidiary of the Company, then this Agreement shall be subject to the provisions of the Danish Act on Exercise of Options or Subscription Rights for Shares etc. in Employment Relationship (the “Act”). For the avoidance of doubt, this Section 2 shall not apply if the Participant is not an Employee or not covered by the Act for any reason. Specifically:

(a)    Termination of Service. Pursuant to the Act, in the event the Participant experiences a Termination of Services for any reason other than if the Participant is a Good Leaver (as defined below) prior to the vesting of all of the RSUs, any Shares that have not been settled will terminate automatically and be forfeited without further notice and at no cost to the Company. Pursuant to the Act, in the event the Participant experiences a Termination of Services and if the Participant is a Good Leaver prior to the vesting of all of the RSUs, the Participant retains the right to the Shares that have not been settled irrespective of vesting. Provided, further, the Participant retains the right, in proportion the Participant’s employment period with the Company, to a pro-rata share of granted RSUs to which the Participant would have been entitled according to agreement or custom if the Participant had still been employed at the time of expiration of the financial year or at the time of such granting.

(b)    Good Leaver. Pursuant to the Act, for purposes of this Agreement, the Participant, who is an Employee but not a managing director, is considered a “Good Leaver” in the following situations:

(i)    if the Participant’s employer terminates the Participant’s employment and such termination is not due to the Participant’s being in breach of contract or due to the Participant having been summarily dismissed in a legitimate way;

(ii)     if the Participant resigns because of reaching the age applicable to retirement or because the Participant will be entitled to state pension or retirement pension; or

(iii)    if the Participant terminates the Participant’s employment due to gross negligence on the part of the Danish employer company.

(c)    Employer Statement. The Participant and the Company acknowledge that the Participant is entitled to receive an “employer statement”, as such term is used in the Act, including the following information, if applicable:

(i)    the time of grant of the right to subscribe for or purchase shares at a later date;

(ii)    criteria or conditions for granting the right to subscribe for or purchase shares at a later date;

(iii)    time of settlement or the rules for the determination thereof;

(iv)    the price, if any, or the rules for fixing of the price at which the shares may be subscribed for or purchased at the time of settlement;

(v)    the legal status of the Participant in connection with termination of employment; and

(vi)    the financial aspects of participating in the Agreement.
The employer statement shall be provided in Danish. The employer statement shall be provided to the Participant, at the latest, within one month after the conclusion of the Agreement.

3.
Acknowledgment of Nature of Plan and RSUs: In accepting this Agreement, the Participant acknowledges that, except as provided in Section 2 hereof, in the event of termination of the Participant’s employment (whether or not in breach of local labor laws), the Participant’s rights to vest the RSUs under the Plan, if any, will terminate effective as of the date that the Participant is no longer actively employed and will not be extended by any notice period mandated under applicable local laws (e.g., active employment would not include a period of “garden leave” or similar period pursuant to applicable local laws); the Administrator shall have the exclusive discretion to determine when the Participant is no longer actively employed for purposes of Participant’s RSUs.

4.
Exchange Control Information: If the Participant establishes an account holding Shares or an account holding cash outside Denmark, the Participant must report the account to the Danish Tax Administration. The form which should be used in this respect can be obtained from a local bank. (These obligations are separate from and in addition to the obligations described in Section 5 below.)

5.
Securities/Tax Reporting Information: If the Participant holds Shares acquired under the Plan in a brokerage account with a broker or bank outside Denmark, the Participant is required to inform the Danish Tax Administration about the account. For this purpose, the Participant must file a Form V (Erklaering V) with the Danish Tax Administration. The Form V must be signed both by the Participant and by the applicable broker or bank where the account is held. By signing the Form V, the broker or bank undertakes to forward information to the Danish Tax Administration concerning the shares in the account without further request each year. By signing the Form V, the Participant authorizes the Danish Tax Administration to examine the account.

In addition, if the Participant opens a brokerage account (or a deposit account with a U.S. bank) for the purpose of holding cash outside Denmark, the Participant is also required to inform the Danish Tax Administration about this account. To do so, the Participant must file a Form K (Erklaering K) with the Danish Tax Administration. The Form K must be signed both by the Participant and by the applicable broker or bank where the account is held. By signing the Form K, the broker/bank undertakes an obligation, without further request each year, to forward information to the Danish Tax Administration concerning the content of the account. By signing the Form K, the Participant authorizes the Danish Tax Administration to examine the account.

FRANCE

1.
Securities law: This offer does not require a prospectus to be submitted for approval to the Autorité des Marchés Financiers (“AMF”). Participant may take part in the offer solely for his or her own account and any financial instruments thus acquired cannot be distributed directly or indirectly to the public otherwise than in accordance with Articles L. 411-1, L. 411-2, L. 412-1 and L. 621-8 to L. 621-8-3 of the Monetary and Financial Code. The information provided to Participant in this Agreement, the Plan or other documents supplied to Participant in connection with the offer to Participant of the RSU is provided as factual information only and as such is not intended to induce Participant to accept to enter into this Agreement. Any such information does not give or purport to give any indication of the likely future financial success or performance of the Company and historical financial information gives no indication of future financial performance. This RSU is not intended to qualify for any favorable tax and social security treatment in France. Should Participant be in any doubt as to the contents of the offer of this RSU or what course of action to take in relation to the offer, Participant is recommended to immediately seek his or her own personal financial advice from his or her stockbroker, bank manager, solicitor, accountant or other independent financial advisor duly authorized by the competent authorities or bodies.

2.
Exchange Control Information. The Participant must declare to the customs and excise authorities any cash and securities the Participant imports or exports without the use of a financial institution when the value of such cash or securities exceeds a certain amount. The Participant should consult with the Participant’s professional advisor. In addition, if the Participant is a French resident, the Participant may hold stock outside France provided the Participant declares all foreign bank and brokerage accounts on an annual basis (including the accounts that were open and those that were closed during the tax year) on a specific form in the Participant’s income tax return.

3.
French Language Provision. By signing and returning this Agreement, the Participant confirms having read and understood the documents relating to the Plan which were provided to the Participant in English language. The Participant accepts the terms of those documents accordingly.

En signant et renvoyant ce Contrat vous confirmez ainsi avoir lu et compris les documents relatifs au Plan qui vous ont été communiqués en langue anglaise. Vous en acceptez les termes en connaissance de cause.

GERMANY

1.	Definition of Employee. The definition of Employee shall, for the avoidance of doubt, include the legal representatives of the German group members.

2.
Eligible Individuals, Holders or Persons. The Company’s discretion to award rights under the Plan to shall be exercised in compliance with German law, in particular with the labor law principle of equal treatment

(arbeitsrechtlicher Gleichbehandlungsgrundsatz) and with the prohibition of discrimination (Diskriminierungsverbot).

3.
Administrator’s Discretion. The Administrator’s discretion under the Plan, the Agreement, the Grant Notice and this Appendix, including their interpretation, shall always be exercised reasonably (nach billigem Ermessen) as defined under German law.

4.	Taxes. For the avoidance of doubt, taxes always include German social security contributions, and in this regard, Participant’s portion.

5.
Securities Law. This offer does not require a securities prospectus (Wertpapierprospekt) to be submitted for approval to the German Federal Financial Supervisory Authority (Bundesanstalt für Finanzdienstleistungsaufsicht or BaFin).

6.
Exchange Control Information. Cross-border payments in excess of €12,500 must be reported monthly to the German Central Bank (Deutsche Bundesbank). If Participant uses a German bank to transfer a cross-border payment in excess of €12,500 in connection with the sale of Shares acquired under the Plan, the bank will file the report for Participant. In addition, Participant must report any receivables, payables, or debts in foreign currency exceeding an amount of €5,000,000 on a monthly basis. Finally, Participant must report on an annual basis if Participant holds Shares that exceed 10% of the total voting capital of the Company.

7.
Consent to Personal Data Processing and Transfer. By acceptance of this RSU, the Participant acknowledges and consents to the collection, use, processing and transfer of personal data as described below and in accordance with the Company privacy policy. The Company Group Members hold certain personal information, including the Participant’s name, home address and telephone number, date of birth, social security number or other employee tax identification number, employment history and status, salary, nationality, job title, and any equity compensation grants or Shares awarded, cancelled, purchased, vested, unvested or outstanding in the Participant’s favor, for the purpose of managing and administering the Plan (“Data”). The Company Group Members will transfer Data to any third parties assisting the Company in the implementation, administration and management of the Plan. The Company Group Members may also make the Data available to public authorities where required under locally applicable law. These recipients may be located in the United States, the European Economic Area, or elsewhere, which the Participant separately and expressly consents to, accepting that outside the European Economic Area, data protection laws may not be as protective as within. The Participant hereby authorizes the Company Group Members to possess, use, retain and transfer the Data, in electronic or other form, for the purposes of implementing, administering and managing participation in the Plan, including any requisite transfer of such Data as may be required for the administration of the Plan on behalf of the Participant to a third party with whom the Participant may have elected to have payment made pursuant to the Plan. The Participant may, at any time, review Data, require any necessary amendments to it or withdraw the consent herein in writing by contacting the Company through Participant’s local human resources representative. However, withdrawing the consent may affect the Participant’s ability to participate in the Plan and receive the benefits intended by this RSU. Data will only be held as long as necessary to implement, administer and manage the Participant’s participation in the Plan and any subsequent claims or rights.

HONG KONG

1.
Warning: The RSUs and Ordinary Shares issued at settlement do not constitute a public offering of securities under Hong Kong law and are available only to Employees, Consultants and Non-Employee Directors of the Company, its parent, Subsidiary or affiliate. The Agreement, including this Exhibit B, the Plan and other incidental award documentation have not been prepared in accordance with and are not intended to constitute a “prospectus” for a public offering of securities under the applicable securities legislation in Hong Kong, nor has the award documentation been reviewed by any regulatory authority in Hong Kong. The RSUs are intended only for the personal use of the recipient Participant and may not be distributed to any other person. If you are in any doubt about any of the contents of the Agreement, including this Exhibit B, or the Plan, you should obtain independent professional advice.

2.
Sale of Ordinary Shares: In the event the RSUs vest and are settled within six months of the Grant Date, you agree that you will not dispose of any Shares acquired prior to the six-month anniversary of the Grant Date.

3.	Nature of Scheme: The Company specifically intends that the Plan will not be an occupational retirement scheme for purposes of the Occupational Retirement Schemes Ordinance.

HUNGARY

1.
Securities Law Information. The RSU does not qualify as an offer of securities under Hungarian capital market regulations. The Agreement does not have to be approved by the National Bank of Hungary. Neither the grant nor vesting of the RSU requires a prospectus to be submitted for approval by the National Bank of Hungary.

2.
Tax reporting. As the Company providing the RSU is not a Hungarian incorporated entity, in accordance with the Hungarian tax legislation, the Participant’s employer is not required to withhold any Hungarian taxes that may arise in connection with the vesting of the RSU. Participants must directly pay these taxes with respect to the income realized in accordance with applicable payment requirements. This also applies to any taxes arising on capital gains realized due to the subsequent sale of any Shares.

INDIA

1.
Consent to Personal Data Processing and Transfer: If the Indian affiliate of the Company has 100 or more employees, then the Indian Industrial Employment (Standing Order) Act of 1946 applies, which requires that employees, including Participant, have rights of access to Data.

2.
Foreign Assets Reporting Information: Participant is required to declare foreign bank accounts and any foreign financial assets (including Shares subject to the RSU held outside India) in his or her annual tax return. It is Participant’s responsibility to comply with this reporting obligation and Participant should consult with his or her personal tax advisor in this regard.

3.
Exchange Control Information: If Participant remits funds out of India in connection with any award under the Plan, it is Participant’s responsibility to comply with applicable exchange control requirements of the Reserve Bank of India. Participant understands that Participant must repatriate any proceeds from the sale of Shares acquired under the Plan or the receipt of any dividends to India within 90 days of receipt. Participant must obtain a foreign inward remittance certificate (“FIRC”) from the bank where Participant deposits the foreign currency and maintain the FIRC as evidence of the repatriation of funds in the event the Reserve Bank of India or Participant’s employer requests proof of repatriation.

4.
Acknowledgment of Nature of Plan and RSU: In accepting this Agreement, Participant acknowledges that in the event of termination of Participant’s employment (whether or not in breach of local labor laws), Participant’s rights to vest the RSUs under the Plan, if any, will terminate effective as of the date that Participant is no longer actively employed and will not be extended by any notice period mandated under applicable local laws (e.g., active employment would not include a period of “garden leave” or similar period pursuant to applicable local laws); the Administrator shall have the exclusive discretion to determine when Participant is no longer actively employed for purposes of Participant’s RSUs.

IRELAND

Director Reporting Obligation: If you are a director, shadow director or secretary of a parent or subsidiary in Ireland, you must notify the Irish parent or subsidiary in writing within five business days of receiving or disposing of an interest in the Company (e.g., RSUs or Shares), or within five business days of becoming aware of the event giving rise to the notification requirement or within five days of becoming a director or secretary if such an interest exists at the time. This notification requirement also applies with respect to the interests of your spouse or children under the age of 18 (whose interests will be attributed to you if you are a director, shadow director or secretary).

A shadow director is an individual who is not on the board of directors of an Irish parent or subsidiary but who has sufficient control so that the board of directors of the Irish parent or subsidiary, as applicable, acts in accordance with the directions and instructions of the individual.

MALAYSIA

1.
Malaysian Insider Trading Notification: You should be aware of the Malaysian insider-trading rules, which may impact your acquisition or disposal of Shares or rights to Shares under the Plan.  Under the Malaysian insider-trading rules, you are prohibited from acquiring or selling Shares or rights to Shares (e.g., an Award under the Plan) when you are in possession of information which is not generally available and which you know or should know will have a material effect on the price of Shares once such information is generally available.

2.
Director Notification Obligation: If you are a director of a Malaysian Subsidiary or affiliate of the Company, you are subject to certain notification requirements under the Malaysian Companies Act.  Among these requirements is an obligation to notify the relevant Malaysian Subsidiary or affiliate in writing when you receive or dispose of an interest (e.g., an Award under the Plan or Shares) in the Company or any related company.  Such notifications must be made within 14 days of receiving or disposing of any interest in the Company or any related company.

MEXICO

Acknowledgment of Nature of Plan and Option: In accepting this Agreement, Participant acknowledges that:

(a)    Participant has received copies of the Plan, has reviewed the Plan and the Agreement in their entirety and fully understands and accepts all provisions of the Plan and the Agreement;

(b)    in the event of a Termination of Service (whether or not in breach of local labor laws), Participant’s rights to vest the RSUs under the Plan, if any, will terminate effective as of the date that Participant is no longer actively providing services to the Company or its Subsidiaries and will not be extended by any notice period mandated under applicable local laws (e.g., active employment would not include a period of “garden leave” or similar period pursuant to applicable local laws); the Administrator shall have the exclusive discretion to determine when Participant is no longer actively providing services for purposes of Participant’s RSUs; and

(c)    the RSU and the benefits under the Plan, if any, will not automatically transfer to another company in the case of a merger, take-over or transfer of liability.

By signing this Agreement, Participant further acknowledges that Participant has read and specifically and expressly approves the terms and conditions described in the paragraph immediately above, in which the following is clearly described and established: (i) participation in the Plan does not constitute an acquired right; (ii) the Plan and participation in the Plan is offered by the Company on a wholly discretionary basis; (iii) participation in the Plan is voluntary; and (iv) the Company and any parent, Subsidiary or affiliate are not responsible for any decrease in the value of the Shares underlying the RSUs.

NETHERLANDS

Securities Law Notification: Participant should be aware of Dutch insider-trading rules, which may impact the ability to sell Shares acquired under the Plan. In particular, Participant may be prohibited from effectuating certain transactions if Participant has insider information regarding the Company.

By accepting any RSUs granted hereunder and participating in the Plan, Participant acknowledges having read and understood this Securities Law Notification and further acknowledge that it is Participant’s responsibility to comply with the following Dutch insider trading rules:

Under Article 5:56 of the Dutch Financial Supervision Act, anyone who has “inside information” related to the issuing company is prohibited from effectuating a transaction in securities in or from the Netherlands. “Inside information” is defined as knowledge of specific information concerning the issuing company to which the securities relate or the trade in securities issued by such company, which has not been made public, and which, if published, would reasonably be expected to affect the stock price, regardless of the development of the price. The insider could be any employee of an Affiliate in the Netherlands who has inside information as described herein.

Given the broad scope of the definition of inside information, certain employees of the Company working at an affiliate in the Netherlands (including persons eligible to participate in the Plan) may have inside information and, thus, would be prohibited from effectuating a transaction in securities in the Netherlands at a time when in possession of such inside information.

NORWAY

Acknowledgment of Nature of Plan and RSUs: In accepting this Agreement, the Participant acknowledges that, in the event of termination of the Participant’s employment (whether or not in breach of local labor laws), the Participant’s rights to vest the RSUs under the Plan, if any, will terminate effective as of the date that the Participant is no longer actively employed and will not be extended by any notice period mandated under applicable local laws (e.g., active employment would not include a period of “garden leave” or similar period pursuant to applicable local laws); the Administrator shall have the exclusive discretion to determine when the Participant is no longer actively employed for purposes of Participant’s RSUs.

PHILIPPINES

1.
Securities Law Notification. This offering is subject to an exemption from the requirements of securities registration with the Philippines Securities and Exchange Commission under Section 10.1(k) of the Philippine Securities Regulation Code.

THE SHARES SUBJECT TO THE RSU BEING OFFERED OR SOLD HAVE NOT BEEN REGISTERED WITH THE PHILIPPINES SECURITIES AND EXCHANGE COMMISSION UNDER THE SECURITIES REGULATION CODE. ANY FURTHER OFFER OR SALE THEREOF IS SUBJECT TO REGISTRATION REQUIREMENTS IN THE PHILIPPINES UNDER THE CODE UNLESS SUCH OFFER OR SALE QUALIFIES AS AN EXEMPT TRANSACTION.

For further information on risk factors impacting the Company’s business that may affect the value of the Shares, Participant may refer to the risk factors discussion in the Company’s Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, which are filed with the U.S. Securities and Exchange Commission and are available online at www.sec.gov, as well as on the Corporation’s website at http://investors.cognizant.com/filings. In addition, Participant may receive, free of charge, a copy of the Company’s Annual Report, Quarterly Reports or any other reports, proxy statements or communications distributed to the Company’s stockholders by contacting General Counsel, Cognizant Technology Solutions Corporation, Glenpointe Centre West, 500 Frank W. Burr Blvd., Teaneck, NJ 07666.

Participant may sell or dispose of Shares acquired under the Plan, if any, through E*TRADE (or any other broker designated by the Company or to which the Shares have been transferred by Participant), provided that such sale takes place outside of the Philippines through the facilities of the stock exchange on which the Shares are listed (i.e., the Nasdaq Global Select Market).

2.
Acknowledgment of Nature of Plan and RSUs: In the event of termination of Participant’s employment (for any reason whatsoever), Participant’s rights to vest the RSUs under the Plan, if any, will terminate effective as of the date that Participant is no longer actively employed and will not be extended by any notice period mandated under applicable local laws (e.g., active employment would not include a period of “garden leave” or similar period pursuant to applicable local laws); the Administrator shall have the exclusive discretion to determine when Participant is no longer actively employed for purposes of Participant’s RSUs.

POLAND

1.
Withdrawal Right. Participant acknowledges and agrees that Participant shall have fourteen (14) days from when Participant receives this Agreement to withdraw from the Agreement and not accept this RSU. To decline this RSU and withdraw Participant’s acceptance to the Agreement, Participant must submit a written notice within fourteen (14) days from Participant’s receipt of the Agreement, which shall be addressed to the Company at: Glenpointe Centre West, 500 Frank W. Burr Blvd., Teaneck, NJ 07666. Receipt of the Agreement by Participant or submission of Participant’s request to withdraw from the Agreement to the Company shall be deemed effective upon personal delivery, electronic delivery or by registered or certified mail, with postage and fees prepaid.

2.
Exchange Control Information. Participant should consult with a personal legal advisor regarding any exchange control obligations to the National Bank of Poland that Participant may have prior to the vesting of the RSU.

3.
Polish language data privacy consent. Wyrażam zgodę na przetwarzanie moich danych osobowych dla potrzeb niezbędnych do realizacji celów planu opcyjnego (zgodnie z Ustawą z dnia 29.08.1997 roku o Ochronie Danych Osobowych).

4.
Acceptance. By accepting this RSU, Participant confirms having read and understood the documents relating to the Agreement and the Plan that were provided to Participant in the English language and in the Polish language. Participant accepts the terms of those documents accordingly.

Akceptując tę opcję, potwierdzasz, po przeczytaniu i zrozumieniu dokumentów odnoszących się do umowy i planu które zostały dostarczone do Ciebie w języku angielskim oraz w języku polskim.

QATAR

Acknowledgment of Nature of Plan and RSUs. In the event of termination of Participant’s employment (for any reason whatsoever), Participant’s rights to vest the RSUs under the Plan, if any, will terminate effective as of the date that Participant is no longer actively employed and will not be extended by any notice period mandated under applicable local laws (e.g., active employment would not include a period of “garden leave” or similar period pursuant to applicable local laws); the Administrator shall have the exclusive discretion to determine when Participant is no longer actively employed for purposes of Participant’s RSUs.

SAUDI ARABIA

1.
Securities Law Information. This Agreement may not be distributed in the Kingdom of Saudi Arabia except to such persons as are permitted under the Offers of Securities Regulations issued by the Capital Market Authority.

The Capital Market Authority does not make any representation as to the accuracy or completeness of this document, and expressly disclaims any liability whatsoever for any loss arising from, or incurred in reliance upon, any part of this Agreement. Prospective purchasers of securities hereby should conduct their own due diligence on the accuracy of the information relating to the securities. If Participant does not understand the contents of this Agreement, Participant should consult his or her own advisor or an authorized financial advisor.

2.
Acknowledgment of Nature of Plan and RSUs. In the event of termination of Participant’s employment (for any reason whatsoever), Participant’s rights to vest the RSUs under the Plan, if any, will terminate effective as of the date that Participant is no longer actively employed and will not be extended by any notice period mandated under applicable local laws (e.g., active employment would not include a period of “garden leave”

or similar period pursuant to applicable local laws); the Administrator shall have the exclusive discretion to determine when Participant is no longer actively employed for purposes of Participant’s RSUs.

SINGAPORE

1.
Securities Law Information. The award of the RSU is being made in reliance of section 273(1)(f) of the Securities and Futures Act (Cap. 289) (“SFA”) for which it is exempt from the prospectus and registration requirements under the SFA.

2.
Director/CEO Notification Obligation. If Participant is a director or chief executive officer (as applicable) of a company incorporated in Singapore which is related to the Company (“Singapore Company”), Participant is subject to certain disclosure / notification requirements under the Companies Act (Cap. 50 of Singapore). Among these requirements is an obligation to notify the Singapore Company in writing when Participant acquires an interest (such as shares, debentures, participatory interests, rights, options and contracts) in the Company (e.g., the RSU, the Shares or any other Award). In addition, Participant must notify the Singapore Company when Participant disposes of such interest in the Company (including when Participant sells Shares issued upon vesting and maturity of the RSU). These notifications must be made within two days of acquiring or disposing of any such interest in the Company. In addition, a notification of Participant’s interests in the Company must be made within two business days of becoming a director or chief executive officer (as applicable).

3.
Taxation Information. In the event that Participant should be granted an award of the RSU in connection with Participant’s employment in Singapore, any gains or profits enjoyed by Participant arising from the vesting of such RSU will be taxable in Singapore as part of Participant’s employment remuneration regardless of when the RSU vests or where Participant is at the time the RSU vests. Participant may, however, be eligible to enjoy deferment of such taxes under incentive schemes operated by the Inland Revenue Authority of Singapore if the qualifying criteria relating thereto are met. Participant is advised to seek professional tax advice as to Participant’s tax liabilities including, to the extent Participant is a foreigner, how such gains or profits aforesaid will be taxed at the time Participant ceases to work in Singapore.

All taxes (including income tax) arising from the award of any RSU or the vesting of any RSU thereon shall be borne by Participant.

Where Participant is a non-citizen of Singapore and about to leave employment with the Employer (as defined below), the Employer may be required under the Income Tax Act (Cap. 134) of Singapore to deduct or withhold taxes arising from the vesting of the RSU from Participant’s emoluments. An amount equal to the tax amount required to be deducted or withheld will have to be so deducted or withheld by the Employer and paid to the Singapore tax authorities. Emoluments include income from gains or profits from any employment, which includes any wages, salary, leave pay, fee, commission, bonus, gratuity, perquisite or allowance (other than certain types of allowance) paid or granted in respect of the employment whether in money or otherwise, and any gains or profits, directly or indirectly, derived by any person from a right or benefit to acquire shares in any company where such right or benefit is obtained by reason of any office or employment held by him or her. “Employer” shall mean the Company, a Singapore subsidiary of the Company, other affiliated company or any other person paying such emoluments, whether on his or her account or on behalf of another person.

SPAIN

1.	Grant Notice: The following paragraphs are inserted immediately after the first paragraph of the Grant Notice:

No Entitlement for Claims or Compensation. The vesting of the RSU is expressly conditional upon Participant’s continued and active rendering of services, such that the Participant’s Termination of Service for any reason whatsoever may result in the RSU ceasing to vest immediately, in whole or in part, effective on the date of Participant’s Termination of Service (unless otherwise specifically provided in the Agreement). This will be the case, for example, even if (1) Participant is considered to be unfairly dismissed without good cause; (2) Participant is dismissed for disciplinary or objective reasons or due to a collective dismissal; (3) the Termination of Service is due to a change of work location, duties or any other employment or contractual condition; (4) Participant experiences a Termination of Service due to a unilateral breach of contract by the Company or a Subsidiary; or (5) Participant experiences a Termination of Service for any other reason whatsoever. Consequently, upon Participant’s Termination of Service for any of the above reasons, Participant may automatically lose any rights to the Shares subject to the RSU that were not vested on the date of Participant’s Termination of Service, as described in the Plan and the Agreement.

2.
Exchange Control Information: Participant must declare the acquisition, ownership and sale of Shares to the Dirección General de Política Comercial e Inversiones Exteriores (“DGPCIE”) of the Ministerio de Economia for statistical purposes. Participant must also declare the ownership of any Shares with the Directorate of Foreign Transactions each January while the Shares are owned. If Participant acquires the Shares through the use of a Spanish financial institution, that institution will automatically make the declaration to the DGPCIE for Participant; otherwise, Participant will be required make the declaration by filing the appropriate form with the DGPCIE. Generally, the declaration must be made in January for Shares acquired or sold during (or owned as of December 31 of) the prior year; however, if the value of Shares acquired or sold exceeds €1,502,530 (or Participant holds 10% or more of the shares capital of the Company or such other amount that would entitle Participant to join the Company’s board of directors), the declaration must be filed within one month of the acquisition or sale, as applicable. In addition, if Participant wishes to import the share certificates into Spain, Participant must declare the importation of such securities to the DGPCIE.

When receiving foreign currency payments exceeding €50,000 derived from the ownership of Shares (e.g., dividends or sale proceeds), Participant must inform the financial institution receiving the payment of the basis upon which such payment is made. Upon prior request, Participant will need to provide the institution with the following information; Participant’s name; address; and fiscal identification number; the name and corporate domicile of the Company; the amount of payment; the currency used; the country of origin; the reasons for the payment; and required information.

Further, to the extent that Participant holds assets (e.g., the RSU) outside of Spain with a value in excess of €20,000 (on a per-asset basis) as of December 31 each year, Participant will be required to report information on such rights and assets on Participant’s tax return for such year.

Participant is solely responsible for complying with any exchange control or other reporting requirement that may apply to Participant as a result of participation in the Plan, the acquisition and/or sale of the Shares and/or the transfer of funds in connection with the RSU. Participant should consult Participant’s legal advisor to confirm the current reporting requirements when Participant acquires Shares, sells Shares and/or transfers any funds related to the Plan to Spain.

3.
Securities Law Information: The RSU described in the Agreement does not qualify under Spanish regulations as securities. No “offer of securities to the public,” as defined under Spanish law, has taken place or will take place in the Spanish territory. The Agreement (including the Appendix) has not been nor will it be registered with the Comisión Nacional del Mercado de Valores, and it does not constitute a public offering prospectus.

SWEDEN

Acknowledgment of Nature of Plan and RSUs: In accepting these RSUs, Participant acknowledges that, in the event of termination of Participant’s employment (whether or not in breach of local labor laws) and except as otherwise provided in the Agreement, Participant’s rights to vest the RSUs under the Plan, if any, will terminate effective as of the date that Participant is no longer actively employed and will not be extended by any notice period mandated under applicable local laws (e.g., active employment would not include a period of “garden leave” or similar period pursuant to applicable local laws); the Administrator shall have the exclusive discretion to determine when Participant is no longer actively employed for purposes of Participant’s RSUs.

SWITZERLAND

1.	Securities Law Information. The grant of a RSU under the Plan is not considered a public offering in Switzerland and is, therefore, not subject to a prospectus requirement in Switzerland.

2.
Tax Withholding. References to any “tax withholding” in the Agreement shall include federal, cantonal and communal individual income tax as well as the employee portion of Swiss social security contributions. For Swiss social security purposes, references to “taxable income” shall mean “income subject to Swiss social security contributions” which may not have the same assessment base as income taxes.

UAE

1.
Securities Law Information. Participation in the Plan is being offered only to selected Participants and is in the nature of providing equity incentives to Participants in the United Arab Emirates. The Plan and the Agreement are intended for distribution only to such Participants and must not be delivered to, or relied on by, any other person. Prospective purchasers of the securities offered should conduct their own due diligence on the securities.

If the Participant does not understand the contents of the Plan and the Agreement, the Participant should consult an authorized financial adviser. The Emirates Securities and Commodities Authority has no responsibility for reviewing or verifying any documents in connection with the Plan. Neither the Ministry of Economy nor the Dubai Department of Economic Development have approved the Plan or the Agreement nor taken steps to verify the information set out therein, and have no responsibility for such documents.

Understood and agreed:

Print Name: __________________________

Place / Date: _________________________

____________________________________
(Participant’s signature)